EXHIBIT 99.1

S&W Announces Results for the Second
Quarter of Fiscal Year 2013

For Immediate Release

Contact:	Robert Blum, Joe Dorame, Joe Diaz Lytham Partners, LLC 602-889-9700 sanw@lythampartners.com www.lythampartners.com	Matt Szot Chief Financial Officer S&W Seed Company 559-884-2535 www.swseedco.com

FIVE POINTS, California - February 13, 2013 - S&W Seed Company (Nasdaq: SANW) today announced financial results for its second quarter of fiscal year 2013 ended December 31, 2012.

Second Quarter Fiscal Year 2013 and Other Business Highlights:

  Record quarterly revenues of $13.7 million, an increase of 189% year-over-year;
  Record six month revenues of $20.4 million, an increase of 88% year-over-year;
  Seed and crop revenues for the quarter increased 233% versus the comparable period last year;
  Organic (non-Imperial Valley Seeds ("IVS") related) seed and crop revenue growth of 54% versus second quarter of the prior year;
  Improved gross margins on the company's organic seed and crop operations to 19.1% for the second quarter compared to 12.7% in the first quarter excluding stevia-related operations;
  Non-GAAP adjusted EBITDA for second quarter increased 20% compared to the second quarter of fiscal 2012 and increased 172% compared to the first quarter of fiscal 2013;
  Improved quarter-over-quarter basic EPS (excluding special items) of $0.05 compared to $0.01 in the first quarter of fiscal 2013;
  Significant expansion in planned production and sourcing of alfalfa seed for the fall 2013 harvest; and
  Progress made on the company's long-term collaboration with Monsanto and FGI through the commencement of field trials.

Quarterly Results

For the second fiscal quarter ended December 31, 2012, S&W reported revenues of $13.7 million versus $4.7 million in the comparable period of the prior year, an increase of 189%, and versus $6.7 million in first quarter ended September 30, 2012, an increase of 104%.  The company experienced 54% organic (non-IVS related) revenue growth on seed and crop revenues during the current quarter versus the comparable period of the prior year driven by strong pricing power and increased volumes for the company's proprietary alfalfa seed varieties. Revenue from the Company's recent acquisition of IVS, completed on October 1, 2012, exceeded expectations contributing $7.3 million to the company's second quarter combined revenues.

Gross profit margins for the company's organic seed and crop sales (excluding stevia-related operations) improved to 19.1% in the second quarter of fiscal 2013 compared to 12.7% in the first quarter of fiscal 2013 due to an increase in average selling price quarter-over-quarter. Gross profit margins were down compared to 27.3% in the second quarter of fiscal 2012 which reflects the higher costs of seed production in fiscal 2013 versus 2012. Gross profit margins on IVS's alfalfa seed sales were 8.5%, leading to a blended seed and other crop margin (excluding stevia-related operations) of 13.4% during the quarter.

	Three Months Ended				Three Months Ended
	December 31,				September 30,
	2012			2011	2012

	S&W	IVS	Consolidated	S&W	S&W
Alfalfa seed and other crop revenues
Alfalfa seed and other crop revenues	$6,274,703	$7,298,653	$13,573,356	$4,073,865	$6,356,052

Cost of seed and other crop revenue	5,376,514	6,678,403	12,054,917	2,960,857	5,549,419

Gross profit on alfalfa seed and other crop revenue	898,189	620,250	1,518,439	1,113,008	806,633

Total GP% on seed and other crop revenue	14.3%	8.5%	11.2%	27.3%	12.7%

Total GP% excluding stevia inventory reserve	19.1%		13.4%

Overall gross margins, including the company's milling and stevia operations, which includes a $0.3 million inventory valuation reserve for stevia, were 11.6% compared to 16.0% in the first quarter of fiscal 2013 and 32.2% in the second quarter of the prior year due in part to the stevia valuation reserve as well as lower gross profit contributions from the company's milling operations. The company recorded a $0.3 million inventory valuation reserve for stevia due to the Company's evaluation of its projected yields and agronomic practices.

	Three Months Ended				Three Months Ended
	December 31,				September 30,
	2012			2011	2012

	S&W	IVS	Consolidated	S&W	S&W
Total revenue	$6,387,230	$7,298,653	$13,685,883	$4,728,029	$6,719,735
Total cost of revenue	5,423,028	6,678,403	12,101,431	3,204,236	5,641,333
Total gross profit	$964,202	$620,250	$1,584,452	$1,523,793	$1,078,402
Total GP %	15.1%	8.5%	11.6%	32.2%	16.0%
Total GP% excluding stevia inventory reserve	19.8%		13.8%

Adjusted non-GAAP net income for the second quarter of fiscal 2013, excluding the stevia valuation reserve and acquisition related expenses (See Non-GAAP Adjustments to Income Statement), was $351,000, or $0.05 per basic and $0.04 per diluted share, compared to $89,000, or $0.01 per basic and diluted share, in the first quarter of fiscal 2013, and compared to $443,000, or $0.08 per basic and diluted share, in the second quarter of fiscal 2012. Including the stevia reserve and acquisition-related expenses, net income was $147,000, or $0.02 per basic and diluted share.

Adjusted EBITDA, a non-GAAP metric (See Table A), for the second quarter of fiscal 2013 was $859,000 compared with $717,000 in the second quarter of fiscal 2012, an increase of 20%, and compared to $325,000 in the first quarter of fiscal 2013, an increase of 172%.

Management Discussion

Mark Grewal, president and chief executive officer of S&W Seed Company, commented, "The company's strategic plan to expand the overall acreage dedicated to the core S&W proprietary alfalfa seed business, which should allow for long-term gross margin expansion, is beginning to come to fruition. We are planning towards the gradual transition of IVS's seed production grower base to S&W's varieties, while simultaneously looking to secure additional acreage through contracting, leasing or acquiring farmland, or the acquisition of an entire company's operations and related farmland availability. We are dedicated to meeting the strong demand in the marketplace for our proprietary alfalfa seed varieties and becoming an industry leader for years to come."

Mr. Grewal continued, "As of today, the company anticipates securing alfalfa seed for the fall 2013 harvest from several sources. Depending upon yields, we expect to have approximately 9 to 10 million pounds of seed available to sell from various sources, which include S&W and IVS's proprietary varieties, as well as certified public and non-certified varieties that have historically been a portion of the IVS business model. These estimates do not account for any acquisitions of land or otherwise that have not yet been announced."

Mr. Grewal commented on the quarterly results, "We are pleased with the strong progress that has been made in our initiatives to more accurately align our sales prices with our cost of production, resulting in our organic S&W seed and crop margins increasing from 12.8% in first quarter to 19.1% in the current quarter. Our goal is to continue to obtain higher pricing for our high yielding, non-dormant, proprietary alfalfa seed varieties which will be more commensurate with the improved yield and profit potential that it brings to a alfalfa hay farmer. Great progress was made during the current quarter, and I expect more progress to be made going forward as we continue to educate our customer base about the economic advantages of using our S&W varieties and fully integrate the IVS operations into those of S&W."

Matthew Szot, chief financial officer of S&W Seed Company, commented, "In January 2013, we completed a public offering of common stock generating gross proceeds of $10.5 million that will allow us to continue being proactive in our pursuit of agricultural companies and farmland to expand upon the S&W platform. Our near-term goals are to maximize the production of our alfalfa seed varieties to meet the strong demand in the marketplace as well as to continue to diversify of our sales channels. We are working diligently to look for opportunities that will be a good fit with S&W."

Mr. Grewal concluded, "We are confident in our abilities to continue executing upon the near-term strategic plan of expanding production, while increasing profitability through our gross margin improvement initiatives. From a longer-term standpoint, we are making strong progress in our collaboration with Monsanto and FGI to develop biotech varieties that will incorporate the Roundup Ready® trait into specific non-dormant S&W-developed varieties. Additionally, our breeders continue to make progress in maximizing the dormant seed germ plasm that we acquired last year to expand into this previously untapped market. With the short-term and long-term initiatives we have in place, we are positioning S&W to capture an increased share of the alfalfa seed market today and in the foreseeable future."

Conference Call

S&W Seed Company has scheduled a conference call for today, Tuesday, February 13, 2013, at 4:30pm ET (1:30pm PT) to review the results. Interested parties can access the conference call by dialing (877) 317-6789 or (412) 317-6789 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors.htm. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10024743. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors.htm for 30 days.

Non-GAAP Measurements
This press release includes certain financial information which constitutes "non-GAAP financial measures" as defined by the SEC. A full reconciliation of the non-GAAP measures to GAAP can be found in the tables of today's press release. EBITDA and Adjusted EBITDA are supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of S&W's operating performance and liquidity. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of S&W's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980 and headquartered in the Central Valley of California, S&W Seed Company is a leading producer of warm climate, high yield alfalfa seed varieties, including varieties that can thrive in poor, saline soils, as verified over decades of university-sponsored trials. S&W also offers seed cleaning and processing at its 40-acre facility in Five Points, California. Additionally, the company has recently launched a business expansion initiative centered on its plan to mass produce stevia leaf in the U.S. in response to growing global demand for the all-natural, zero calorie sweetener from the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012, and in other filings made by the Company with the Securities and Exchange Commission.

S&W SEED COMPANY
(A NEVADA CORPORATION)
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
	2012			2011	2012				2011

		NON-GAAP				NON-GAAP
	GAAP	Adjustments	Adjusted		GAAP	Adjustments	Adjusted
Revenue
Seed and crop revenue	$13,573,356		$13,573,356	$4,073,865	$19,929,408		$19,929,408		$9,959,177
Milling and other revenue	112,527		112,527	654,164	476,210		476,210		884,531
Total revenue	13,685,883		13,685,883	4,728,029	20,405,618		20,405,618		10,843,708

Cost of revenue
Cost of seed and crop revenue	12,054,917	(300,000)	11,754,917	2,960,857	17,604,336	(300,000)	17,304,336		7,258,802
Cost of milling and other revenue	46,514		46,514	243,379	138,428		138,428		309,821
Total cost of revenue	12,101,431	(300,000)	11,801,431	3,204,236	17,742,764	(300,000)	17,442,764		7,568,623

Gross profit	1,584,452	300,000	1,884,452	1,523,793	2,662,854	300,000	2,962,854		3,275,085
	12%		14%	32%	13%		15%		30%
Operating expenses
Selling, general and administrative expenses	1,065,089	(42,984)	1,022,105	761,765	1,815,440	(52,749)	1,762,691		1,469,718
Research and development expenses	102,036		102,036	61,629	205,467		205,467		154,505
Depreciation and amortization	150,364		150,364	65,516	220,149		220,149		136,611

Total operating expenses	1,317,489	(42,984)	1,274,505	888,910	2,241,056	(52,749)	2,188,307		1,760,834

Income from operations	266,963	342,984	609,947	634,883	421,798	352,749	774,547		1,514,251

Other expense
Loss on disposal of fixed assets	-		-	26,362	-		-	-	26,362
Interest expense, net	14,229		14,229	4,260	22,097		22,097		8,422

Net income before income tax expense	252,734		595,718	604,261	399,701		752,450		1,479,467
Income tax expense	106,125	138,119	244,244	161,197	164,336	144,169	308,505		513,638
Net income	$146,609	204,865	$351,474	$443,064	$235,365	208,580	$443,945		$965,829

Net income per common share:
Basic	$0.02		$0.05	$0.08	$0.03		$0.06		$0.17
Diluted	$0.02		$0.04	$0.08	$0.03		$0.06		$0.17

Weighted average number of common shares outstanding:
Basic	7,800,036		7,800,036	5,800,000	7,320,237		7,320,237		5,800,000
Diluted	8,353,411		8,353,411	5,804,207	7,652,221		7,652,221		5,817,006

Table A

S&W SEED COMPANY
(A NEVADA CORPORATION)
ITEMIZED RECONCILIATION BETWEEN NET INCOME AND NON-GAAP ADJUSTED EBITDA
(unaudited)
	Three Months Ended				Six Months Ended
	December 31,				December 31,
	2012			2011	2012			2011

		NON-GAAP				NON-GAAP
	GAAP	Adjustments	Adjusted		GAAP	Adjustments	Adjusted

Net income	$146,609	$204,865	$351,474	$443,064	$235,365	$208,580	$443,945	$965,829

Depreciation and amortization	150,364		150,364	65,516	220,149		220,149	136,611

Non-cash stock based compensation	99,130		99,130	42,983	189,961		189,961	67,303

Interest expense, net	14,229		14,229	4,260	22,097		22,097	8,422

Income tax expense	106,125		244,244	161,197	164,336		308,505	513,638

Non-GAAP ADJUSTED EBITDA	$516,457		$859,441	$717,020	$831,908		$1,184,657	$1,691,803

Notes to Non-GAAP Adjustments:

Note A: Non-GAAP Adjustments for the three months ended December 31, 2012 include $300,000 pertaining to an inventory valuation reserve for the company's stevia operations, $42,984 pertaining to acquisition-related expenses associated with IVS, and a tax adjustment for the exclusion of the aforementioned inventory charges and business combination expenses.

Note B: Non-GAAP Adjustments for the six months ended December 31, 2012 include $300,000 pertaining to an inventory valuation reserve for the company's stevia operations, $52,749 pertaining to acquisition-related expenses associated with IVS, and a tax adjustment for the exclusion of the aforementioned inventory charges and business combination expenses.

S&W SEED COMPANY
(A NEVADA CORPORATION)
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2012	2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,037,474	$8,235,495
Accounts receivable, net	14,669,480	2,716,985
Inventories, net	3,011,867	6,116,785
Prepaid expenses and other current assets	236,185	138,236
Deferred tax asset	52,152	215,688
TOTAL CURRENT ASSETS	21,007,158	17,423,189

Property, plant and equipment, net of accumulated depreciation	8,731,544	2,441,186
Goodwill	1,402,000	-
Other intangibles, net	5,329,830	606,653
Crop production costs	3,048,003	1,098,292
Deferred tax asset - long term	464,375	464,375
TOTAL ASSETS	$39,982,910	$22,033,695

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,655,836	$1,141,162
Accounts payable - related parties	2,286,332	307,589
Accrued expenses and other current liabilities	305,218	454,512
Current portion of long-term debt	254,514	-
TOTAL CURRENT LIABILITIES	6,501,900	1,903,263

Non-compete payment obligation, less current portion	200,000	-
Long-term debt, less current portion	6,829,951	-

TOTAL LIABILITIES	13,531,851	1,903,263

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
7,873,100 issued and outstanding at December 31, 2012; 6,873,000
issued and outstanding at June 30, 2012	7,873	6,873
Additional paid-in capital	25,881,238	19,796,976
Retained earnings	561,948	326,583
TOTAL STOCKHOLDERS' EQUITY	26,451,059	20,130,432
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$39,982,910	$22,033,695

S&W SEED COMPANY
(A NEVADA CORPORATION)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$235,365	$965,829
Adjustments to reconcile net income from operating activities to net cash provided by (used in) operating activities
Stock-based compensation	189,961	67,303
Change in allowance for doubtful accounts	10,445	(3,587)
Inventory reserve	300,000	-
Depreciation and amortization	220,149	136,611
Loss on disposal of fixed assets	-	26,362
Changes in:
Accounts receivable	(11,962,940)	(2,256,819)
Inventories	2,804,918	1,745,094
Prepaid expenses and other current assets	(97,234)	53
Crop production costs	(1,949,711)	(630,321)
Deferred tax asset	163,536	460,676
Other asset - long term	-	(90,000)
Accounts payable	2,514,674	2,444,371
Accounts payable - related parties	1,978,743	611,005
Accrued expenses and other current liabilities	(199,294)	(66,686)
Net cash provided by (used in) operating activities	(5,791,388)	3,409,891

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(6,396,184)	(175,150)
Acquisition of customer list	-	(165,000)
Acquisition of business	(3,000,000)	-
Acquisition of germ plasm	(57,500)	-
Net cash used in investing activities	(9,453,684)	(340,150)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	3,462,586	-
Borrowings on line of credit	4,000,000	-
Borrowings of long-term debt	2,625,000	-
Repayents of long-term debt	(40,535)	-
Net cash provided by financing activities	10,047,051	-

NET INCREASE OR (DECREASE) IN CASH	(5,198,021)	3,069,741

CASH AND CASH EQUIVALENTS, beginning of the period	8,235,495	3,738,544

CASH AND CASH EQUIVALENTS, end of period	$3,037,474	$6,808,285